Exhibit 99.1

Occam Networks Announces Fourth-Quarter 2009 Results

SANTA BARBARA, Calif.--(BUSINESS WIRE)--February 18, 2010--Occam Networks®, Inc. (Nasdaq:OCNW), a leading broadband access supplier offering multiservice access platform (MSAP) solutions based on pure packet technologies, today reported financial results for the fourth quarter ended December 31, 2009.

Revenue for the fourth quarter of 2009 was $21.9 million, compared with $21.7 million for the third quarter of 2009 and $31.7 million for the fourth quarter of 2008.

Gross margin for the fourth quarter of 2009 was $8.9 million, or 40% of revenue, compared with $8.9 million, or 41% of revenue for the third quarter of 2009. Gross margin for the fourth quarter of 2008 was $13.1 million, or 41% of revenue.

As reported under U.S. generally accepted accounting principles (GAAP), net loss attributable to common stockholders for the fourth quarter of 2009 was $849,000, or a net loss of $0.04 per basic share, compared with a net loss for the third quarter 2009 of $2.6 million, or a loss of $0.13 per basic share. For the fourth quarter of 2008, Occam reported net income of $1.1 million, or $0.06 per basic and diluted share.

Non-GAAP net income available to common stockholders for the fourth quarter of 2009 was $494,000, or $0.02 per basic share, excluding stock-based compensation expense of $1.3 million. This compared with non-GAAP net income for the prior quarter of $120,000, or $0.01 per basic share, excluding stock-based compensation expense of $1.1 million and a $1.7 million charge to settle a class action lawsuit. The company reported non-GAAP net income for fourth-quarter 2008 of $1.5 million, or $0.07 per basic and diluted share, which excluded stock-based compensation expense of $698,000 and the release of a royalty accrual of $360,000. A reconciliation of Occam’s non-GAAP measures to its GAAP measures is provided in the financial statements portion of this news release.

“During 2009 we strengthened Occam’s competitive position through successful product introductions and a new international sales presence,” said Bob Howard-Anderson, president and CEO of Occam. “We also continued to emphasize operational efficiencies. Combined, these efforts improved our ability to pursue new and existing customer opportunities for broadband service deployments.”

Highlights for the fourth quarter of 2009 included:

  Expansion of BLC 6000 FTTH deployments at Wabash Mutual Telephone to complete a competitive buildout in new and existing service areas, and Polar Communications to build an advanced FTTH network for voice, data and video.
  Announcement of Occam’s first fiber-to-the-business Optical Network Terminal for Optical Ethernet, the ON 2364. This ONT features voice, as well as T1 and Ethernet data ports for SMB and mobile backhaul applications.
  Continued expansion into European FTTP access markets as part of Occam’s EMEA growth strategy with fiber build-outs at Scarborough Business Park and West Whitlawburn Housing Cooperative in the U.K.; new, value-added reseller partnerships with Fibre Options, Ltd in the U.K. and with Optisis d.o.o in the Slovenia and Adriatic markets.
  Shipment of Occam’s 3,000,000th subscriber port.

For full-year 2009, revenue was $84.0 million, compared with 2008 revenue of $99.3 million. GAAP net loss attributable to common stockholders for 2009 was $8.9 million, or $0.44 per basic share, compared with a GAAP net loss for 2008 of $6.7 million, or $0.34 per basic share. Non-GAAP net loss attributable to common stockholders for 2009 was $3.0 million, or $0.15 per basic share, compared with a non-GAAP net loss of $3.3 million, or $0.17 per basic share for 2008. Non-GAAP net loss for 2009 excludes stock-based compensation expense, litigation settlement charges and restructuring charges. Non-GAAP net loss for 2008 excludes stock-based compensation expense, release of royalty accrual and a Terawave-related divestiture charge.

Business Outlook

The company currently expects revenue for the first quarter of 2010 to be on par with the fourth quarter of 2009.

Today’s Conference Call

Occam plans to hold a teleconference to discuss its fourth-quarter results at 5:00 p.m. ET (2:00 p.m. PT) today. The call can be accessed by dialing (480) 629-9770 (for both U.S. and international callers). A live and archived webcast of the call will be available on the Occam website for up to one year after the call. To access the webcast, go to the Investor Relations page at http://www.occamnetworks.com and click on the “4Q 2009 Webcast” link. In addition to the webcast, a phone replay will be available for one week after the live call at (303) 590-3030, code number 4204187.

Non-GAAP Disclosure

Certain non-GAAP financial measures are included in this news release. Occam’s GAAP results for 2009 have been adjusted to exclude stock-based compensation expense associated with the issuance of stock options, restricted stock units and restricted stock, settlement of a stockholder class action lawsuit, and restructuring charges. Non-GAAP net loss for 2008 excludes stock-based compensation expense, release of royalty accrual and a Terawave-related divestiture charge. These non-GAAP financial measures are provided to enhance the reader’s overall understanding of the company’s financial performance and its prospects for the future. Specifically, Occam believes non-GAAP measures can provide useful information to both management and investors by excluding certain non-cash or one-time expenses that are not indicative of the company’s core operating results. Further, these non-GAAP financial measures are one of the primary indicators management uses for planning and forecasting future periods. In addition, since Occam has historically reported non-GAAP measures to the investment community, management believes the inclusion of non-GAAP measures provides consistency in Occam’s financial reporting. The presentation of this additional information is not meant to be considered a substitute for, or superior to, the financial measures prepared in accordance with GAAP. A detailed reconciliation of GAAP net income (loss) to non-GAAP net income (loss) is included below.

Cautionary Note Concerning Forward-Looking Statements

This news release contains forward-looking statements within the meaning of applicable securities laws, including statements about the company’s efforts to benefit from anticipated growth in broadband product offerings by service providers and its efforts to improve operating performance. The news release also includes forward-looking statements concerning the company’s revenue outlook for the first quarter of fiscal 2010. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those indicated in forward-looking statements. Risks and uncertainties that could adversely affect the company’s business, revenues, results of operations and financial condition include, without limitation, the following: (i) the company's revenues and operating results have varied substantially on a quarter-to-quarter basis in the past and are likely to continue to vary in the future based, among other factors, on levels of customer demand, capital investment trends in the telecommunications industry, the size and timing of orders the company receives, and potentially substantial delays from the time the company receives orders until the company may recognize revenue under applicable revenue recognition rules; (ii) capital investment in the telecommunications industry may be reduced if macroeconomic weakness continues in North America; (iii) the company has limited experience operating in international markets; (iv) the company cannot predict the impact, if any, of government stimulus programs targeting the telecommunications industry on our future revenues or operating results. The company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made. Please also refer to the company's most recent Quarterly Report on Form 10-Q filed on November 6, 2009, as well as the company's future filings with the SEC, for other important risk factors that could cause the company's actual results to differ materially from those contained in any forward-looking statements.

About Occam Networks, Inc.

Occam Networks' broadband access solutions empower service providers to offer profitable new voice, data and video services over copper and fiber. Occam systems deliver flexibility and scalability in a Triple Play world. Over three million BLC 6000 ports are currently deployed at over 350 service providers worldwide. For more information, please visit www.occamnetworks.com.

Occam Networks and Occam BLC 6000 are either registered trademarks or trademarks of Occam Networks, Inc. in the United States and/or other countries.

All other trademarks mentioned are the property of their respective owners.

--Financial Statements Attached--

OCCAM NETWORKS, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31,	December 31,
	2009	2008

ASSETS

Current assets:
Cash and cash equivalents	$39,268	$30,368
Restricted cash	5,721	13,771
Accounts receivable, net	14,874	17,391
Inventories	12,927	16,761
Prepaid and other current assets	1,426	3,290

Total current assets	74,216	81,581

Property and equipment, net	8,699	10,834
Intangibles, net	156	251
Other assets	91	68

Total assets	$83,162	$92,734

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$8,274	$6,911
Accrued expenses	6,999	8,687
Deferred revenue	13,035	17,612
Deferred rent	361	394
Capital lease obligations	26	24

Total current liabilities	28,695	33,628

Deferred rent, net of current portion	1,597	1,892
Capital lease obligation, net of current portion	20	43
Total liabilities	30,312	35,563

Stockholders’ equity:
Common stock, $0.001 par value, 250,000,000 shares authorized; 20,669,089 and 20,268,488 shares issued and outstanding at December 31, 2009 and December 31, 2008, respectively	289	289
Additional paid-in capital	188,013	183,409
Accumulated deficit	(135,452)	(126,527)
Total stockholders’ equity	52,850	57,171
Total liabilities and stockholders’ equity	$83,162	$92,734

OCCAM NETWORKS, INC. AND SUBSIDIARY
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2009	2009	2008	2009	2008

Revenue	$21,926	$21,673	$31,658	$84,046	$99,268
Cost of revenue (1)	13,049	12,725	18,546	50,019	56,877
Gross margin	8,877	8,948	13,112	34,027	42,391

Operating expenses (1):
Research and product-development	3,905	3,762	4,627	16,091	18,964
Sales and marketing	4,184	4,459	5,095	17,588	19,855
General and administrative	1,761	1,760	2,559	7,940	10,812
Restructuring charges	-	-	-	213	-
Loss on litigation settlement	-	1,700	-	1,700	-
Total operating expenses	9,850	11,681	12,281	43,532	49,631

Income (loss) from operations	(973)	(2,733)	831	(9,505)	(7,240)
Other income (expense), net	-	43	360	147	(342)
Interest income, net	(47)	38	235	227	1,120

Income (loss) before provision for (benefit from) income taxes	(1,020)	(2,652)	1,426	(9,131)	(6,462)
Provision for (benefit from) income taxes	(171)	(21)	286	(206)	256

Net income (loss)	$(849)	$(2,631)	$1,140	$(8,925)	$(6,718)

Net income (loss) per share attributable to common stockholders:
Basic	$(0.04)	$(0.13)	$0.06	$(0.44)	$(0.34)
Diluted	$(0.04)	$(0.13)	$0.06	$(0.44)	$(0.34)

Weighted average shares attributable to common stockholders:
Basic	20,392	20,273	20,017	20,259	19,874
Diluted	20,392	20,273	20,046	20,259	19,874

(1) Total stock-based compensation included in:

Cost of revenue	$178	$133	$87	$504	$377
Research and product-development	374	297	260	1,152	1,128
Sales and marketing	310	248	173	1,002	731
General and administrative	481	373	178	1,370	811

Total stock-based compensation	$1,343	$1,051	$698	$4,028	$3,047

OCCAM NETWORKS, INC. AND SUBSIDIARY
GAAP to Non-GAAP Reconciliation
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2009	2009	2008	2009	2008

GAAP net income (loss)	$(849)	$(2,631)	$1,140	$(8,925)	$(6,718)
Stock-based compensation expense	1,343	1,051	698	4,028	3,047
Release of royalty accrual	-	-	(360)	-	(360)
Terawave related divestiture charge	-	-	-	-	691
Restructuring charges	-	-	-	213	-
Loss on litigation settlement	-	1,700	-	1,700	-
Non-GAAP net income (loss)	$494	$120	$1,478	$(2,984)	$(3,340)

GAAP basic and diluted net income (loss) per share	$(0.04)	$(0.13)	$0.06	$(0.44)	(0.34)
Stock-based compensation expense	0.06	0.06	0.03	0.20	0.15
Release of royalty accrual	-	-	(0.02)	-	(0.02)
Terawave related divestiture charge	-	-	-	-	0.04
Restructuring charges	-	-	-	0.01	-
Loss on litigation settlement	-	0.08	-	0.08	-
Non-GAAP basic and diluted net income (loss) per share	$0.02	$0.01	$0.07	$(0.15)	$(0.17)

CONTACT:
Occam Networks
Jeanne Seeley, 1-805-692-2957 (Financial)
ir@occamnetworks.com
or
Stearns Johnson Communications
Tim Johnson, 1-415-397-7600 (Media)
tjohnson@stearnsjohnson.com